UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	74-1492779
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12377 Merit Drive, Suite 1700, LB 82
Dallas, Texas 75251

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective
pursuant to General Instruction A.(c), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(d), check the following box.	☐

Securities Act registration statement file number to which this form relates: 333-129935

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.           Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share, of EXCO Resources, Inc. (“EXCO”) is set forth under the caption entitled “Description of capital stock” in EXCO’s Registration Statement on Form S-1 (File No. 333-129935), originally filed with the Securities and Exchange Commission on November 23, 2005, as amended, including any form of prospectus filed pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended, relating thereto (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.    Exhibits.

The following exhibits are incorporated herein by reference to the Registration Statement:

3.1.	Third Amended and Restated Articles of Incorporation of EXCO (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registration Statement filed on February 6, 2006).

3.2.	Amended and Restated Bylaws of EXCO (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement filed on February 6, 2006).

4.1.	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.10 to Amendment No. 2 to the Registration Statement filed on January 27, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EXCO RESOURCES, INC.

Date: February 6, 2006	By:	/s/ J. DOUGLAS RAMSEY
J. Douglas Ramsey
Vice President, Chief Financial Officer,
Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)